Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[    ]    Preliminary Proxy Statement (Revised)   [   ]  Confidential,  for
                                                         Use of the Commission
                                                         Only (as permitted by
                                                         Rule 14a-6(e)(2))
[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
     Howell Corporation
     (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[  X  ]    $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),  or  14a-
           6(i)(2) or Item 22(a)(2) of Schedule 14A.
[    ]     $500 per each party to the controversy pursuant to Exchange Act Rule
           14-a-(6)(i)(3).
[    ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
           11.

     1)   Title of each class of securities to which transaction applies:



     2)   Aggregate number of securities to which transaction applies:



      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):



     4)   Proposed maximum aggregate value of transaction:



     5)   Total fee paid:



[   ]     Fee paid previously with preliminary materials.
[   ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:



     2)   Form, Schedule or Registration Statement No.:



     3)   Filing Party:



     4)   Date Filed:

HOWELL CORPORATION
1111 Fannin, Suite 1500
Houston, Texas 77002





March 23, 1995

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders to be held on Monday, April 24, 1995, at 10:00 a.m., in the tenth floor meeting room of the Howell Corporation Building, 1111 Fannin Street, Houston, Texas 77002.

      The accompanying Notice of Annual Meeting and Proxy Statement describe the formal matters to be acted upon at the meeting. In addition, we will discuss current matters concerning the future of the Company and review the Company's operations during the past year. At the conclusion of the formal meeting, an opportunity will be provided for questions and discussion by the shareholders.
A record of the Company's activities for the year 1994 is contained in the Annual Report which accompanies this proxy material.

      Representation of your shares at the meeting is very important.   We urge
each shareholder, whether or not you now plan to attend the meeting, to promptly date, sign and return the enclosed proxy in the envelope furnished for that purpose. If you do attend the meeting, you may, if you wish, revoke your proxy and vote in person.

      It is always a pleasure to meet with our shareholders, and I personally look forward to seeing as many of you as possible at the Annual Meeting.

          Sincerely,


               /s/ Paul N. Howell

               Paul N. Howell
               Chairman of the Board and
               Chief Executive Officer

                               HOWELL CORPORATION
                             1111 Fannin, Suite 1500
                              Houston, Texas 77002



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD MONDAY, APRIL 24, 1995



To the Shareholders of Howell Corporation:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Howell Corporation, a Delaware corporation, will be held in the tenth floor meeting room of the Howell Corporation Building, 1111 Fannin Street, Houston, Texas, on Monday, April 24, 1995, at 10:00 a.m. local time, for the following purposes:

           (1) to elect two members to the Board of Directors to serve for a three-year term as Class I Directors;

          (2) to ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 1995; and

           (3) to transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 1, 1995, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. A list of all shareholders entitled to vote is on file at the principal offices of the Company, 1111 Fannin, Suite 1500, Houston, Texas, and will be available for inspection by any shareholder during the meeting.

      So that we may be sure your shares will be voted at the Annual Meeting, please date, sign and return the enclosed proxy promptly. For your convenience, a postpaid return envelope is enclosed for your use in returning your proxy. If you attend the meeting, you may revoke your proxy and vote in person.



               By Order of the Board of Directors,


               /s/ Allyn R. Skelton, II
               Allyn R. Skelton, II
               Senior Vice President,
               Chief Financial Officer
               and Secretary

March 23, 1995

                               HOWELL CORPORATION
                             1111 Fannin, Suite 1500
                              Houston, Texas 77002



                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 24, 1995

Solicitation and Revocability of Proxies

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Howell Corporation ("Company") to be used at the Annual Meeting of Shareholders to be held in the tenth floor meeting room of the Howell Corporation Building, 1111 Fannin Street, Houston, Texas on Monday, April 24, 1995, at 10:00 a.m. local time, and at any and all adjournments thereof. This Proxy Statement and the enclosed proxy are being mailed to the shareholders on or about March 23, 1995.

      Unless otherwise indicated thereon, proxies in the accompanying form which are properly executed and duly returned to the Company and which are not revoked will be voted:

           (1) for each of the two nominees for director to serve a three-year term as Class I Directors; and

           (2) for ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 1995.

      Shares represented by proxies marked as abstentions on any matter will not be voted on that matter, although they will be counted for quorum purposes; brokers' shares held in "street name" and not voted by them will not be counted in tabulating votes. Votes at the Annual Meeting will be tabulated by an Inspector of Election selected by the Company.

      The Board of Directors is not presently aware of other proposals which may be brought before the Annual Meeting. In the event other proposals are brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with what they consider to be the best interest of the Company and its shareholders.

      The cost of soliciting proxies will be borne by the Company. In addition to the Company's solicitation by mail, proxies may be solicited personally or by telephone by the management of the Company. The Company may request brokerage houses or other custodians, nominees and fiduciaries to forward proxies and proxy material to the beneficial owners of the shares held of record by such persons and will reimburse them for their reasonable forwarding expenses.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation, by executing and delivering a later-dated proxy, or by appearing and voting in person at the meeting.

Voting Securities and Record Date

      The Board of Directors of the Company has fixed the close of business on March 1, 1995, as the Record Date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

      The issued and outstanding voting securities of the Company as of the Record Date consist of 4,836,876 shares of common stock, $1.00 par value per share ("Common Stock"), each of which is entitled to one vote. Shares of Common Stock are not entitled to cumulative voting rights in the election of Directors. The presence in person or by proxy of the holders of a majority of the shares of Common Stock outstanding on the Record Date will be necessary to constitute a quorum at the Annual Meeting.

     Assuming the presence of a quorum of the Common Stock, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required for the election of Directors and for ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1995.

     The Company also has issued and outstanding, as of the Record Date, 690,000 shares of $3.50 convertible preferred stock, par value $1.00 per share (the Company's 690,000 shares of Preferred Stock issued in April 1993 of $3.50 convertible preferred stock is referred to as the "Series A Preferred Stock"). The Series A Preferred Stock is not entitled to vote on the items in this proxy.

Item 1.  Election of Directors

      The Company's Board of Directors is divided into three classes, each elected to serve for a term of three years. The Board of Directors, in accordance with the Company's Certificate of Incorporation, has established that there shall be two Class I Directors, three Class II Directors and three Class III Directors.

      The two nominees for Class I Directors are Paul N. Howell and John F. Schwarz. It is the intention of the persons named in the accompanying proxy that proxies will be voted for the election of these two nominees unless otherwise indicated thereon. Mr. Paul N. Howell is now a Director of the Company and is standing for reelection. The Board of Directors has no reason to believe that either of the nominees will be unable to serve if elected to office and, to the knowledge of the Board of Directors, the nominees intend to serve the entire term for which election is sought. Should any nominee for the office of Director named herein become unable or unwilling to accept nomination or election, the persons named in the proxy will vote for such other person as the Board of Directors may recommend.

Directors to be Elected at the Meeting

      Set forth below is certain information regarding each of the two nominees for election as a Director.


     Name                  Occupation, Experience and        Director
                                 Directorships                 Since
     ----                  --------------------------        --------
Paul N. Howell       Chairman of the Board and Chief           1955
Age:  76             Executive  Officer  of  the   Company.
                     CEO since 1955.

John F. Schwarz      President and CEO, Entech                    -
Age:  58             Enterprises, Inc., a company that
                     invests in oil and natural gas
                     properties.  President, CEO and
                     Director of Energy Development
                     Corporation, a domestic and
                     international oil and gas
                     exploration, production and marketing
                     company, from 1989 to 1994.


     The Board of Directors of the Company has unanimously approved the election of the nominees and recommends a vote "FOR" the election of th nominees for Class I directors.

Directors whose Term Extends Beyond the Meeting

      Set forth below is certain information regarding each of the Directors whose term extends beyond the meeting. The Class II Directors with terms expiring in 1996 are Paul W. Funkhouser, Otis A. Singletary and Robert M. Ayres, Jr. The Class III Directors with terms expiring in 1997 are Walter M. Mischer, Sr., Paul W. Murrill and Jack T. Trotter.

                          Occupation, Experience and        Director
        Name                     Directorships                 Since
        ----               --------------------------        --------
Robert M. Ayres, Jr.    Financial consultant for more than        1991
Age:  68.               five years.  Vice Chancellor and
                        President Emeritus, University of the
                        South. Director:  Rail Tex, Inc.,
                        Patoil Corp. and Rochelle
                        Communications, Inc.

Paul W. Funkhouser      President and Chief Operating Officer     1991
Age:  42                of the Company since 1990.  Formerly
                        Executive Vice President of the
                        Company, and an officer of the
                        Company since 1983.

Walter M. Mischer, Sr.  Chairman & CEO, Southern Investors        1983
Age:  73                Service Company, Inc. (formerly The
                        Mischer Corp.) and Hallmark
                        Residential Group Inc., a real estate
                        development company, since 1969.
                        Director: Southwest Airlines.


Paul W. Murrill         Professional  Engineer for more than      1994
Age:  60                five years.  Chairman, Piccadilly
                        Cafeterias, Inc.  Chairman and CEO of
                        Gulf States Utilities Company, a
                        public utility, from 1982 to 1987.
                        Director:  Entergy Corporation,
                        Tidewater, Inc., First Mississippi
                        Corporation, FirstMiss Gold, Inc.,
                        Piccadilly Cafeterias, Inc. and Zygo,
                        Inc.

Otis A. Singletary      President  Emeritus, University of       1977<F1>
Age:  73                Kentucky since 1987.

Jack T. Trotter         Personal  business investments for       1988
Age:  68                thirty years.  Director:  Houston
                        Industries, Inc., Houston Lighting &
                        Power Company, Weingarten  Realty,
                        Inc., King Ranch, Inc., and Vice
                        Chairman of First Interstate Bank
                        Texas, N.A.

<F1>  Dr. Singletary also served as a Director in 1969.

Compensation of Directors

     Each member of the Board of Directors who is not an employee of the Company receives $15,000 per year, plus $1,000 per meeting for attending the meetings of a standing committee, unless the standing committee meets on the same day as the Board of Directors, in which event no fee is paid. Commensurate remuneration is also paid for service on other committees and for special assignments as the occasion arises. Reasonable out-of-pocket expenses incurred by a director in attending board and committee meetings are reimbursed by the Company. Additionally, each member of the Board of Directors who is not an employee of the Company has received a nonqualified option to purchase 10,000 shares of the Common Stock. See also "Compensation of Executive Officers - Compensation Pursuant to Plans".

Activities of the Board

      The Board of Directors held five meetings during 1994. Each Director, except Mr. Jack T. Trotter, attended at least 75% of the meetings of the Board and of any committee of which he was a member.

     The Board of Directors has three standing committees: Audit, Compensation, and Stock Option. The Board of Directors does not have a nominating committee.

      Members of the Audit Committee were Walter M. Mischer, Sr., Robert M. Ayres, Jr., and Jack T. Trotter until April 25, 1994, when Wallace S. Wilson replaced Mr. Mischer on this committee. The Audit Committee met once in 1994. Functions of the Audit Committee include recommending to the Board of Directors the independent auditors, approving the estimated fees for such services, reviewing the audit reports and making such recommendations to the Board of Directors concerning the audit reports as may be appropriate, meeting with the independent auditors, financial officers of the Company and other members of management to review the results of audits, and evaluating the adequacy of the internal control system of the Company.

     Members of the Compensation Committee until April 25, 1994, were Wallace S. Wilson, Robert M. Ayres, Jr., and Otis A. Singletary. After April 25, 1994, the Compensation Committee members were Otis A. Singletary, Walter M. Mischer, Sr. and Paul W. Murrill. The Compensation Committee met one time in 1994.
Functions of the Compensation Committee include establishing compensation for the officers of the Company and reviewing all employee benefit programs, including the recommendation of changes in the benefits.

      Members of the Stock Option Committee are Messrs. McKetta, Ayres, Mischer, Murrill, Singletary, Trotter, and Wilson, being all of the non-employee Directors of the Company. The Committee administers the 1988 Stock Option Plan and met twice during 1994. Paul W. Murrill became a member of this committee on April 25, 1994.

Compensation Committee Report on Executive Compensation

      The following report by the Compensation Committee to the Board of Directors discusses the factors the Compensation Committee considers when determining the salary and bonus of the Chief Executive Officer and other executive officers.

To:  The Board of Directors

      As members of the Compensation Committee, it is our duty to establish the compensation level of the executive officers, to award bonuses to the executive officers and to approve the Company's benefit plan arrangements.

      The base salary level of the executive officers is recommended to the Compensation Committee by the CEO. Factors considered by the CEO are typically subjective, such as his perception of the individual's performance and any planned changes in functional responsibility, and also include such factors as prior year compensation levels and general inflationary considerations. The profitability of the Company and the market value of its stock are not primary considerations in setting executive officer base compensation, although significant changes in these items are subjectively considered. The increase of 3% in base compensation for Mr. Paul N. Howell for 1994 was reflective of general inflation.

      Recommendations for bonus awards for each of the executive officers, including Mr. Howell, are made to the Committee by the CEO, after subjectively considering the profitability of the Company and individual performance. The Committee makes any awards after subjectively determining whether the recommendations are appropriate. In making such determination, the Committee does not apply any specific criteria. The perquisites and other benefits received by Mr. Howell that are reported in the Summary Compensation Table are provided primarily pursuant to existing employee benefit programs.

      No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

     Compensation Committee

     Otis A. Singletary
     Robert M. Ayres, Jr.
     Wallace S. Wilson

Stock Option Committee Report on Executive Compensation

      The following report by the Stock Option Committee to the Board of Directors discusses the factors the Stock Option Committee considers when determining the number of shares which will be made subject to stock options granted to the executive officers of the Company.

To:  The Board of Directors

      As members of the Stock Option Committee it is our duty to administer the Company's 1988 Stock Option Plan. Administering the plan includes awarding stock options to the executive officers.

      Stock options are a component of compensation that is intended to retain executives and to motivate executives to improve stock market performance. The number of options granted to each executive officer was determined by taking a percentage of salary and dividing that amount by the fair market value per share on the first business day of the year. The percentages are recommended annually by the CEO (subject to the approval of the Committee). The percentage recommended for Mr. Paul N. Howell for 1994 was 62.5 percent. The option price was the fair market value of the Company's common stock on the first business day of 1994.

     Stock Option Committee

     John J. McKetta
     Robert M. Ayres, Jr.
     Walter M. Mischer, Sr.
     Otis A. Singletary
     Jack T. Trotter
     Wallace S. Wilson

Compensation of Executive Officers

      Messrs. Paul N. Howell, Paul W. Funkhouser and Allyn R. Skelton, II, constituted all of the executive officers of the Company during the fiscal year 1994. The following table summarizes the compensation paid by the Company, for the three fiscal years ended December 31, 1994, to its Chief Executive Officer and to all of its other executive officers. The Company has no restricted stock awards, long-term incentive plans or pension plans.

                           Summary Compensation Table
                                        Annual Compensation
                                  ------------------------------

                                                                   Long-term
                                                                 Compensation
                                                         Other   ------------  All
                                                         Annual   Securities   Other
                                                         Compen-  Underlying  Compen-
Name & Principal Position   Year  Salary      Bonus      sation<F2> Options   sation
- -------------------------   ----  ------      -----      ------    ---------  ------
                                    ($)         ($)        ($)      (#)        ($)

Paul N. Howell              1994  284,000      34,241     6,000    16,100    66,878<F3>
  Chief Executive Officer   1993  275,600      25,000     6,000    15,000    72,392
                            1992  257,500<F6>   7,500     6,000    14,000    65,580

Paul W. Funkhouser          1994  183,500      34,241     6,000    10,400    12,297<F4>
  President and Chief       1993  172,250      30,000     6,000     9,400    14,689
  Operating Officer         1992  156,250       7,500     6,000     8,600    12,179

Allyn R. Skelton, II        1994  146,750      33,263     6,000     6,700    11,194<F5>
  Senior Vice President,    1993  137,800      25,000     6,000     6,000    12,041
  Chief Financial Officer   1992  125,000       7,500     6,000     5,500     9,958
  and Secretary

__________

<F2>
   Other annual compensation is a $6,000 auto allowance for each executive officer.

<F3>
   Includes $6,000 of Company contributions to a defined contribution plan, $5,680 to a thrift plan, $2,840 to a stock purchase plan, $515 for premiums for term life insurance and $51,843, which is the premium attributable to the term life portion of a split dollar insurance arrangement and the current dollar value of the remainder of the premium paid. The total premium paid in 1994 was $232,184.

<F4>
  Represents Company contributions of $6,000 to a defined contribution plan, $3,670 to a thrift plan, $1,835 to a stock purchase plan and $792 for premiums for term life insurance.

<F5>
  Represents Company contributions of $6,000 to a defined contribution plan, $2,935 to a thrift plan, $1,467 to a stock purchase plan and $792 for premiums for term life insurance.

<F6>
  The salary level approved by the Compensation Committee for Mr. Howell for 1992 was $265,000. Implementation of this increase was deferred until July 1, 1992.

Compensation Pursuant to Plans

      The Company maintains a stock option plan for its executive officers, directors and key employees, which is administered by the Stock Option Committee. Under this plan, which expires in 1998, the Company may grant both tax-qualified and nonqualified options to eligible employees and, subject to certain limitations, members of the Board of Directors. An aggregate of 750,000 shares of Common Stock has been reserved for issuance under this plan. The aggregate number of those 750,000 shares that may be granted to members of the Board of Directors is 150,000. The following table sets forth the options granted to the individuals named in the Summary Compensation Table during the last fiscal year.

                        Option Grants in Last Fiscal Year

                                  Individual Grants <F7>
                   --------------------------------------------------
                    Number of
                   Securities    % of Total                               Potential Realizable
                   Underlying  Options Granted   Exercise              Value  at  Assumed Annual
                    Options     to Employees      Price    Expiration     Rates of Stock Price
     Name           Granted       in Year       Per Share     Date    Appreciation for Option Term
     ----          ---------   ---------------  ---------  ---------- ----------------------------
                       (#)                        ($/Sh)                     5%         10%

Paul N. Howell        16,100          12           $11      01/03/04     $111,377    $282,252
Paul W. Funkhouser    10,400           7           $11      01/03/04      $71,946    $182,324
Allyn R. Skelton, II   6,700           5           $11      01/03/04      $46,350    $117,459
__________

<F7>
   Options become exercisable in increments of 25% of the shares covered by the grant after the lapse of successive periods of one year each. Each option has a ten-year term, but in case of termination of employment, otherwise exercisable options expire after six months.

      The table below shows the number of shares of Common Stock issued upon the exercise of options by the executive officers in 1994, the value received upon exercise of those options, the number of exercisable and unexercisable options at December 31, 1994 and the value of exercisable and unexercisable options with an option price of less than $11 7/8 per share, which was the market value of the Company's common stock on December 31, 1994.

                 Aggregated Option Exercises in Last Fiscal Year
                            and FY-End Option Values


                                                Number of Dollar     Dollar
                                                   Securities       Value of
                                                   Underlying      Unexercised
                                                   Unexercised     In-the-Money
                                                     Options         Options
                                                    at Fiscal       at Fiscal
                                                    Year End         Year End
                     Shares Acquired     Value     Exercisable/    Exercisable/
     Name              on Exercise      Realized  Unexercisable   Unexercisable
     ----            ---------------    --------  -------------   -------------
                           (#)            ($)          (#)             ($)

Paul N. Howell              -              -      63,617/36,981  119,855/39,204
Paul W. Funkhouser          -              -      31,291/23,329   55,875/24,539
Allyn R. Skelton, II        -              -      19,242/14,960   48,596/15,734

Termination Arrangements

       The Company has entered into a Deferred Compensation and Salary Continuation Agreement with Paul N. Howell. Pursuant to the terms of that Agreement, the Company has contracted to pay Mr. Howell, or his wife if she survives his death, certain annual payments upon his termination of employment for any reason. Those annual payments are $17,500 each year for the years 1991 through 1996, inclusive, and $30,000 each year for the years 1997 through 1999, inclusive. If Mr. Howell's employment with the Company continues through a portion of this period of time, the Company is relieved of its obligation for each annual payment set out above as that year expires. Inasmuch as Mr. Howell has continued his employment since the Agreement became effective, no payments have been made pursuant thereto. If Mr. Howell continues his employment with the Company through the year 1999, then the Company will be relieved from its entire obligation under this agreement.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Company's Board of Directors is composed of the following: Otis A. Singletary, Walter M. Mischer, Sr., and Paul W. Murrill, none of whom is an employee of the Company.

Performance Graph

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Dow Jones Industrial Average and a peer group average for the period of five years commencing December, 31, 1989 and ended December 31, 1994. The peer group average is the Dow Jones Energy Sector Oil Secondary Group Average, which consists of smaller oil companies who do the bulk of their business domestically. The historical stock price performance for the Company's stock shown on the graph below is not necessarily indicative of future stock performance.

                 Composite of Five Year Cumulative Total Return*
  Howell Corporation Common, Peer Group Average & Dow Jones Industrial Average

The data points on the performance graph are as follows:

                                                  Dow Jones
                            Howell    Peer Group   Industrial
                    Year  Corporation  Average      Average
                    ----  ----------- ----------   ----------
                    1989    100.00     100.00        100.00
                    1990    133.56      83.20         99.42
                    1991    106.08      81.75        123.61
                    1992    132.07      82.29        132.66
                    1993    127.96      91.30        155.14
                    1994    139.97      88.42        162.96

      * Assumes that the value of the investment in Howell Corporation and each indices was $100 on December 31, 1989 and that all dividends were reinvested.

Security Ownership of Management and Certain Beneficial Owners

      The following table sets forth, as of February 1, 1995, the shares of Common Stock beneficially owned by (i) any person who, to the knowledge of the Company, beneficially owns more than 5% of such stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. The Common Stock is the only class of voting securities of the Company currently outstanding. Unless otherwise indicated, each holder in the table below has sole voting and dispositive power with respect to the shares of Common Stock owned by such holder.

                            Amount and Nature
                              of Beneficial              Percent
Name and Address            of Beneficial Owner     Ownership of Class
- ----------------            -------------------     ------------------

Paul N. Howell                 1,195,644 <F8>              24.4
Howell Corporation
1111 Fannin, Suite 1500
Houston, Texas 77002

Paul W. Funkhouser                41,203 <F9>                 *
Howell Corporation
1111 Fannin, Suite 1500
Houston, TX  77002

Allyn R. Skelton, II              33,463 <F10>                *
Howell Corporation
1111 Fannin, Suite 1500
Houston, TX  77002

Robert M. Ayres, Jr.              170,616 <F11>               3.5
5705 Scout Island Cove
Austin, TX  78721

John J. McKetta                    11,500 <F12>                *
Department of Chemical Engineering
University of Texas at Austin
Austin, TX  78712

Walter M. Mischer, Sr.             20,000 <F13>                *
Southern Investors Service Company, Inc.
2727 North Loop West, Suite 200
Houston, TX  77008

Paul W. Murrill                     1,000                      *
206 Sunset Boulevard
Baton Rouge, LA  70808

John F. Schwarz                         -                      -
Entech Enterprises
4900 Woodway Dr., Suite 800
Houston, TX  77056

Otis A. Singletary                  15,600 <F14>               *
780 Chinoe Rd.
Lexington, KY  40502

Jack T. Trotter                     13,000 <F15>               *
1000 Louisiana, Suite 3600
Houston, TX  77002

Wallace S. Wilson                   10,500 <F16>               *
Wilson Industries, Inc.
PO Box 1492
Houston, TX  77251

All directors and executive
   officers as a group
   (10 persons)                   1,512,526 <F17>             30.2

Dimensional Fund Advisors Inc.      347,800 <F18>              7.2
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

The Guardian Life Insurance
   Company of America               475,500 <F19>              9.5
201 Park Avenue South
New York, NY  10003

Ingalls & Snyder                    557,136 <F20>             11.4
61 Broadway
New York, NY  10006

Bradley N. Howell                   333,662 <F21>              6.9
Howell Transportation Services, Inc.
1111 Fannin, Suite 1500
Houston, TX 77002
__________

*  Less than 1%.

<F8>
   Includes 70,047 shares which Mr. Paul N. Howell has the right to acquire within 60 days pursuant to certain options and 37,000 shares which are owned by the Howell Foundation, as to which Mr. Howell shares voting and dispositive power.

<F9>
   Includes 35,950 shares which Mr. Funkhouser has the right to acquire within 60 days pursuant to certain options and 1,212 shares which Mr. Funkhouser has the right to receive within 60 days should he elect to convert the 400 shares he owns of the Company's Series A Preferred Stock.

<F10>
   Includes 24,802 shares which Mr. Skelton has the right to acquire within 60 days pursuant to certain options.

<F11>
   Includes 5,250 shares owned by the Shield-Ayres Foundation, as to  which
Mr. Ayres disclaims both voting and dispositive power, and 12,490 shares held by Mr. Ayres' wife, as to which he disclaims both voting and dispositive power. Also includes 7,500 shares which Mr. Ayres has the right to acquire within 60 days pursuant to certain options.

<F12>
   Includes (i) 4,000 shares held by Dr. and Mrs. McKetta, as to which Dr. McKetta shares both voting and dispositive power and (ii) 7,500 shares which Dr. McKetta has the right to acquire within 60 days pursuant to certain options.

<F13>
   Includes 10,000 shares which Mr. Mischer has the right to acquire within 60 days pursuant to certain options.

<F14>
   Of these, 15,000 shares are held by Dr. Singletary directly, as to which he exercises both voting and dispositive power, and 600 shares are held by Dr. and Mrs. Singletary, as to which Dr. Singletary shares voting and dispositive power.

<F15>
   Includes 10,000 shares which Mr. Trotter has the right to acquire within 60 days pursuant to certain options.

<F16>
   Includes 10,000 shares which Mr. Wilson has the right to acquire within 60 days pursuant to certain options.

<F17>
  Includes 177,011 shares which the Company's directors and executive officers have the right to acquire within 60 days pursuant to the exercise of certain options and the conversion of shares of Series A Preferred Stock.

<F18>
  Dimensional Fund Advisors Inc. ("Dimensional") is a registered investment advisor. According to Amendment No. 7 to Schedule 13G filed by Dimensional with the Securities and Exchange Commission ("the Commission"), Dimensional claims sole voting power over 217,500 of these shares. Persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc., (the "Fund") and The Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons vote 108,200 additional shares which are owned by the Fund and 22,100 shares which are owned by the Trust. All securities reported are owned by advisory clients of Dimensional, no one of which to the knowledge of Dimensional owns more than 5% of the class.

<F19>
  According to Amendment No. 1 to Schedule 13G filed by The Guardian Life Insurance Company of America ("Guardian") with the Commission, shares are beneficially owned by a group comprised of Guardian and certain of its affiliates, including Guardian Investor Services Corporation, a wholly-owned subsidiary and registered investment advisor. The group shares voting rights and dispositive power over all such shares. Shares beneficially owned include 151,515 shares of Common Stock which the group has the right to receive within 60 days should it elect to convert the 50,000 shares of Series A Preferred Stock held by it.

<F20>
  Includes 64,236 shares of Common Stock which Ingalls & Snyder has the right to receive within 60 days should it elect to convert the 21,200 shares of Series A Preferred Stock held by it. Ingalls & Snyder is registered as a broker or dealer with the Commission. Based on its Schedule 13G filed with the Commission, Ingalls & Snyder has sole voting power with respect to 22,036 of the shares of Common Stock owned beneficially and sole dispositive power over all of the shares of Common Stock owned beneficially.

<F21>
  Of these, 33,875 shares are held by Bradley N. Howell as custodian for minor children, as to which he exercises both voting and dispositive power; 139,546 shares are held in trust for minor children and for himself, as to which he shares voting and dispositive power; and 19,273 shares are held by Bradley N. Howell's wife, as to which he disclaims both voting and dispositive power. Also includes 9,275 shares which Bradley N. Howell has the right to acquire within 60 days pursuant to certain options.

Certain Transactions

      During 1982, the Company borrowed $4.5 million from Paul N. Howell,
Chairman and Chief Executive Officer of the Company.   The loan, which was
unsecured, was payable on demand and bore interest at the prime rate minus one-half percent. In December of 1983, the loan was converted from a demand note to an unsecured term note due February 28, 1985, bearing interest at the prime rate, payable quarterly. The note has been renewed annually. The outstanding principal balance is $2.0 million. $0.5 million is payable on demand with any remaining balance due February 28, 1996. For 1994, the interest accruing to Mr. Howell in respect of this indebtedness amounted to $142,863.

      In 1990, the Company commenced paying the premiums on an insurance policy pursuant to a Split Dollar Life Insurance Agreement entered into between the Company and the trustees of certain trusts established by Paul N. Howell and his
wife.   The life insurance policy is a joint and last survivor policy on the lives of Paul N. Howell and his wife. Pursuant to the terms of the agreement, upon the first to occur of: (1) the death of the last insured, (2) the surrender of the policy, or (3) the passing of one year after the policy is paid up, the Company is entitled to be paid the net cash value of the policy before any proceeds from the policies are paid to the trustees named in the agreement. Because the net cash value of the policy is expected to be almost as much as the cumulative premiums paid over the life of the agreement, the effect of the premium payments on the Company's earnings is not expected to be material.

       The Company has entered into a Deferred Compensation and Salary Continuation Agreement with Paul N. Howell. Pursuant to the terms of that Agreement, the Company has contracted to pay Mr. Howell, or his wife if she survives his death, certain annual payments upon his termination of employment for any reason. Those annual payments are $17,500 each year for the years 1991 through 1996, inclusive, and $30,000 each year for the years 1997 through 1999, inclusive. If Mr. Howell's employment with the Company continues through a portion of this period of time, the Company is relieved of its obligation for each annual payment set out above as that year expires. Inasmuch as Mr. Howell has continued his employment since the Agreement became effective, no payments have been made pursuant thereto. If Mr. Howell continues his employment with the Company through the year 1999, then the Company will be relieved from its entire obligation under this agreement.

      During the year ended December 31, 1994, subsidiaries of the Company purchased, in the ordinary course of business, $107,490 of oil field equipment and supplies from Wilson Industries, Inc., of which Wallace S. Wilson, a Director of the Company, is chairman and owns approximately 33% of the capital stock.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with during the fiscal year ended December 31, 1994, with one exception. Mr. Paul N. Howell failed to timely report his transactions in June 1994. The Form 4 was filed nine days late in July 1994.

Item 2.  Ratification of Appointment of Independent Auditors

      Deloitte & Touche LLP has been appointed by the Board of Directors as independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 1995. This appointment is being presented to the shareholders for ratification. Deloitte & Touche LLP served the Company as independent auditor for the fiscal year ended December 31, 1994. Althoug the Company is not required to obtain shareholder ratification of the appointment of the independent auditors for the Company for the fiscal year ended December 31, 1995, the Company has elected to do so.

      Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. While they do not plan to make a statement at the meeting, such representatives will be available to respond to appropriate questions from shareholders and will be free to make a statement if they so desire.

      In the event that the shareholders do not ratify the appointment of Deloitte & Touche LLP as the independent auditor of the Company, the Board of Directors will consider the retention of other independent auditors.

      The Board of Directors of the Company has unanimously approved Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ended December 31, 1995 and recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for such fiscal year.

Shareholders' Proposals for 1996 Annual Meeting

      Proposals of shareholders of the Company which are intended to be included in the Company's Proxy Statement and proxy relating to the 1995 Annual Meeting
o the Company must be received at the Company's principal executive offices no later than December 1, 1995. Such proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934.

Other Business

      The Board of Directors of the Company does not know of any other matters which are to be presented for action at the meeting. However, if any other matters properly come before the meeting, it is intended that the enclosed proxy will be voted in accordance with the recommendation of the Board of Directors.

               By Order of the Board of Directors,




               /s/ Paul N. Howell
               Paul N. Howell
               Chairman of the Board and
               Chief Executive Officer

Houston, Texas
March 23, 1995



PROXY CARD

                           COMMON SHAREHOLDER'S PROXY

                               HOWELL CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Paul N. Howell and Otis A. Singletary, and each of them, as proxies, each with full power of substitution, to represent and vote as designated below all shares of Common Stock of Howell Corporation ("Company") held of record by the undersigned on March 1, 1995, at the Annual Meeting of Shareholders to be held on April 24, 1995, or any adjournments thereof:

      (1) ELECTION OF TWO CLASS I DIRECTORS: WITHHOLD AUTHORITY to vote for all nominees
          FOR all nominees listed below      listed below
      (INSTRUCTION:   To  withhold authority to vote for any individual  nominee strike through the nominee's name below.)
          Paul N. Howell           John F. Schwarz
      (2) PROPOSAL TO RATIFY THE APPOINTMENT of Deloitte & Touche LLP as independent auditors for the Company:
          FOR ___       AGAINST ___     ABSTAIN ___
      (3) Discretionary authority to vote on other business that may properly come before the meeting.

      This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for Proposals 1 and 2 above.





Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:  ____________________, 1995.


___________________________________
Signature


___________________________________
Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RE-TURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.